Exhibit 10.4

CONTRIBUTION AGREEMENT

between

Centiv, Inc.

and

Centiv Services, Inc.

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (the “Agreement”) is made as of the 15 day of January, 2004, between Centiv, Inc. (the “Company”), a Delaware corporation, and Centiv Services, Inc. (“Sub”), a Nevada corporation, and a wholly owned subsidiary of the Company:

RECITALS:

WHEREAS, the Company currently is the holder of 10,000 shares of common stock of Sub, which represents all of the issued and outstanding capital stock of Sub;

WHEREAS, the Company is engaged in the business of developing and providing Web-enabled, point of-purchase (POP) solutions for consumer goods manufacturers and multi-location retailers (the “Business”) and as such, is the owner of all of the assets used in the Business;

WHEREAS, the Company desires to contribute to Sub in exchange for additional shares of common stock of Sub and the assumption of certain liabilities, and Sub desires to accept the contribution of, all of the Company’s right, title and interest in and to the Assets (as defined herein) on the terms and conditions and in the manner set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Contribution of Assets.  Subject to the terms and conditions set forth in this Agreement, the Company agrees to contribute, assign, transfer, and convey, by an appropriate transfer document, all of its right, title and interest in and to all of the assets used in the Business, including, without limitation, the following (collectively, the “Assets”):

(a)           All accounts including receivables: leases; electronic and other chattel paper; contract rights; letters of credit and letter-of-credit rights; instruments; rights to payment under policies of insurance; and documents; excluding, however and tax loss carry over held by the Company;

(b)           All general intangibles, including: all payment intangibles, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, software, plans, schematics, engineering drawings, writings and goodwill, all licenses, permits, approvals and agreements of any kind or nature pursuant to which the Company possesses, uses or has the right to possess or use tangible or intangible property of others or pursuant to which others possess, use or have the right to possess or use the tangible or intangible property of Company: leasehold interests: and guaranty claims;

(c)           All inventory, including returned and repossessed goods, raw materials, and work in progress;

(d)           All goods, equipment, vehicles, leasehold improvements, and fixtures, together with accessions thereto, replacement parts therefor and commingled goods;

(e)           All money, instruments, deposit accounts, certificates of deposit, deposits, investment property;

(f)            All books and records, including customer lists, credit files, computer programs, printouts, and other materials and records, pertaining to any of the foregoing;

(g)           All documents of title evidencing or issued with respect to, and supporting obligations pertaining to, any of the foregoing; and

(h)           All proceeds, products, replacements and increases of, additions and accessions to, and substitutions for, the property described in the foregoing part of this Section, and rights in and claims to or benefits under contracts of insurance covering any of the property described in the foregoing part of this Section.

2.             Value and Terms of Contribution.  The Company and Sub hereby agree that the total value of the Company’s contribution of its right, title, and interest in and to the Assets shall be One Million Five Hundred and Three Thousand Dollars ($1,503,000.00) (the “Contribution Value”).  In exchange for the Contribution Value, Sub shall issue to the Company an additional 90,000 shares of common stock of Sub and shall assume the liabilities set forth in Section 2(a) below.

(a)   As of the Effective Date (as defined below), Sub shall assume all of the existing liabilities of the Company, whether or not accrued, whether fixed, contingent or otherwise, whether known or unknown, and whether or not recorded on the books and records of the Company arising out of or by reason of this or any other transaction or event occurring prior to the Effective Date, including, without limitation, all performance obligations under employment agreements, leases or other contracts existing as of the Effective Date (collectively, the “Assumed Liabilities”).  Sub shall indemnify, hold harmless and defend the Company from any all claims, damages, costs, expenses or other liabilities of any nature associated with the Assumed Liabilities.  The Company shall have the right to reclaim any of the Assets if necessary to secure the payment of the indemnification provided for in this Section 2(a).

3.             Effectiveness.  The transactions contemplated by this Agreement shall be deemed effective as of the date first written above (the “Effective Date”).

4.             Title; Liens.  The Company has insurable and marketable fee simple title to the Assets, free and clear of all mortgages, liens, encumbrances, excepting only such matters evidencing Assumed Liabilities or affecting title as do not materially affect the Company’s use or ownership of the Assets.

5.             Authority; Status.

(a)           Relating to the Company.  The Company hereby represents and warrants to Sub that:  (i) this Agreement is, and all documents, affidavits and certificates to be executed by the Company pursuant hereto, (“Company Closing Documents”) will be when executed by the Company, binding on and enforceable against it in accordance with their respective terms; (ii) this Agreement, the Company Closing Documents to be executed by the Company, and the transactions contemplated hereby and thereby have been approved by all necessary action of the Company; and (iii) the Company is a duly formed and validly existing corporation and in good standing under the laws of the State of Delaware with the power to conduct its business and to acquire and own the additional equity interest in Sub.

(b)           Relating to Sub.  Sub represents and warrants to the Company that: (i) this Agreement is, and all documents, affidavits and certificates to be executed and delivered by Sub (“Sub Closing Documents”) will be when executed by Sub, binding on and enforceable against Sub in accordance with their respective terms.  (ii) Sub is empowered to acquire and own the Assets; (iii) this Agreement, the Sub Closing Documents, and the transactions contemplated hereby and thereby have been approved by all requisite partnership action of Sub; and (iv) the execution and delivery by Sub of the Sub Closing Documents and the performance by Sub of its obligations thereunder do not and will not constitute a default under, or conflict with or violate, any provision of Sub’s Articles of Incorporation or Bylaws or any other agreement to which Sub is a party or by which Sub is bound.

(c)           The representations and warranties made pursuant to the foregoing Sections 5(a) and 5(b) are made and shall be true and correct on and as of Effective Date of this Agreement.

7.             Miscellaneous.

(a)           Further Assurances  Each of the parties hereto shall execute and deliver such documents and other papers and perform such further acts as may be reasonably required, desirable or requested to carry out the provision hereof and the transactions contemplated hereby, including without limitation, any deeds or bills of sale evidencing the transfer of the Real Property.

(b)           Governing Law/Venue.  This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, irrespective of conflicts of laws principles.

(c)           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument; provided, however, in no event shall this Agreement be effective unless and until signed by all parties hereto.

(d)           Amendments.  This Agreement may be amended or modified and the terms and conditions hereof may be waived by a written instrument signed by the parties hereto which, if provided for in such instrument, shall be deemed to be effective as of the Effective Date.

(e)           Recitals; Exhibits.  Each and all of the recitals set forth above and the exhibits attached hereto are hereby incorporated into this Agreement by reference.

(f)            Successors and Assigns.  The rights, title, benefits, and obligations of the parties hereto under this Agreement shall inure to the benefit of and be binding upon their respective successors and assigns.

(g)           No Third-Party Beneficiaries.  Nothing expressed or implied in this Agreement is intended to confer upon any person or entity, other than the parties hereto, or their respective successors or assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement

(h)           Rules of Construction.  Section captions used in this Agreement are for convenience only and shall not affect the construction of the Agreement.  All references to “Sections,” without reference to a document other than this Agreement are intended to designate articles and sections of this Agreement.  The use of the term “including” shall mean in all cases “including but not limited to,” unless specifically designated otherwise.  No rules of construction against the drafter of this Agreement shall apply in any interpretation or enforcement of this Agreement, any documents or certificates executed pursuant hereto, or any provisions of any of the foregoing.

7.             Entire Agreement.  This Agreement contains the entire agreement between the parties relating to the contribution of the Assets.  There are nor promises, agreements, conditions, undertakings, warranties or representations, oral or written, express or implied, between the parties hereto other than as herein set forth.  No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.  No waiver of any of the provisions of this Agreement and other agreements referred to herein shall be valid unless in writing and signed by the party against whom it is sought to be enforced.

[Signature Page Follows]

[Signature Page to Contribution Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

CENTIV, INC.

By:	/s/ Thomas M. Mason
Name:	THOMAS M. MASON
Title:	CFO

CENTIV SERVICES, INC.

By:	/s/ Thomas M. Mason
Name:	THOMAS M. MASON
Title:	CFO

Centiv, Inc.

Trial Balance

November 30, 2003

Acct	Dept	Description	Beg Balance	Debits	Credits	End Balance	TAB
1112	0000	Cole Taylor-CORPORATE-Dflt	1,348,200.92	178,409.60	388,164.40	1,138,446.12
1150	0000	PETTY CASH—	181.28	218.72	0.00	400.00
			1,348,382.20	Total Cash		1,138,846.12	1

1200	0000	A/R—	302,344.83	166,624.60	154,682.59	314,286.84
1290	0000	ALLOW/DOUBTFUL—	(23,719.57)	189.90	750.00	(24,279.67)
			278,625.26	Total Receivables		290,007.17	2

1282	0000	DUE FR GEI—Dflt	170,874.47	1,025.25	25,000.00	146,899.72	3

1300	0000	INVENTORIES—	75,000.38	15,699.93	17,169.41	73,530.90
1390	0000	RESERVE INV OBS—	(52,279.28)	10,000.00	0.00	(42,279.28)
			22,721.10	Total Inventory		31,251.62	4

1450	0000	PREPAID EXP & A—	19,966.19	0.00	1,425.00	18,541.19
1460	0000	PREPAID INS	19,731.00	77,097.00	8,069.00	88,759.00
1462	0000	PREPAID RENT—	34,589.06	0.00	17,294.53	17,294.53
1465	0000	PREPAID EXP—	36,832.31	11,356.79	7,968.39	40,220.71
			111,118.56	Total Prepaid		164,815.43	5

1520	0000	INC TAX PREPD-S—	4,269.00	0.00	0.00	4,269.00
1530	0000	DEF INCTAX—	161,597.00	0.00	0.00	161,597.00
1860	0000	NONCURR DEF TAX—Dflt	3,418,751.00	0.00	0.00	3,418,751.00
1870	0000	Tax Valuation—Dflt	(3,418,751.00)	0.00	0.00	(3,418,751.00)
			165,866.00	Total Taxes		165,866.00	6

1605	0000	CIP—Dflt	0.00	511.20	511.20	0.00
1620	0000	F/A COMP EQ—	598,048.72	0.00	0.00	598,048.72
1630	0000	F/A COMP SOFTWA—	1,708,042.19	0.00	0.00	1,708,042.19
1640	0000	F/A F&F-OFFICE—	198,661.95	0.00	0.00	198,661.95
1655	0000	F/A M&E—	34,318.52	0.00	0.00	34,318.52
1660	0000	F/A L/H IMP—	26,055.23	0.00	0.00	26,055.23
			2,565,126.61	Total PP&E		2,565,126.61	7

1720	0000	ACCUM/DEPR COMP.	(397,444.41)	0.00	15,306.59	(412,751.00)
1730	0000	ACCUM/DEPR COMP—	(806,028.06)	0.00	29,129.66	(835,157.72)
1740	0000	ACCUM/DEP F&F O	(77,990.89)	0.00	3,131.99	(81,122.88)
1755	0000	ACCUM/DEPR M&E—	(11,536.28)	0.00	567.77	(12,104.05)
1760	0000	ACCUM/DEPR L/H—	(6,006.13)	0.00	371.98	(6,378.11)
			(1,299,005.77)	Total Accum Depr		(1,347,513.76)	7

			1,266,120.84	Net PP&E		1,217,612.85	7

1850	0000	OTH ASSETS-NONC—	14,400.00	0.00	0.00	14,400.00	8
			3,378,108.43	Total Assets		3,169,598.91

1

Centiv, Inc.

Trial Balance

November 30, 2003

Acct	Dept	Description	Beg Balance	Debits	Credits	End Balance	TAB
2100	0000	A/P	(136,468.34)	270,612.91	299,113.84	(164,969.27)
2115	0000	A/P - UNVOUCHERED	(1,598.68)	11,013.27	9,414.59	0.00
			(138,067.02)	Net Accounts Payable		(164,969.27)	9

2030	0000	LEASES PAYABLE—	(31,709.48)	4,353.68	1,863.15	(29,218.95)	12

2400	0000	ACCRUED EXP—	(154,994.16)	26,617.76	28,240.63	(156,617.03)
2401	0000	Accrued Legal—Dflt	(13,876.06)	13,421.80	10,000.00	(10,454.25)
2402	0000	Accr Board Fees—Dflt	(5,108.30)	1,499.05	3,000.00	(6,609.25)
2403	0000	Accr Audit/Tax—Dflt	(72,447.75)	7,050.00	18,550.00	(83,947.75)
2404	0000	Advert Leveler—Dflt	(4,914.85)	5,500.00	7,135.00	(5,549.85)
2407	0000	Accr Travel—Dflt	(13,815.97)	13,815.97	5,500.00	(5,500.00)
2408	0000	Accd Nasdaq-CORPORATE-Dflt	2,131.71	6,836.00	9,000.00	(32.29)
2410	0000	ACCRUED COMM—	(11,420.85)	620.57	3,968.92	(14,769.20)
2415	0000	ACCRUED BONUS—	(13,000.00)	0.00	1,000.00	(14,000.00)
2417	0000	Deferred Comp-CORPORATE-DEFAULT	(146,201.00)	12,500.00	0.00	(133,701.00)
2440	0000	ACCRUED P/R TAX—	18,461.15	18,907.89	25,830.22	11,538.82
2441	0000	COBRA CLEARING—Dflt	(569.85)	813.40	1,556.99	(1,313.44)
2480	0000	ACCRUED CO-OP E—	(782.47)	0.00	0.00	(782.47)
2515	0000	SALES TAX PAY—	(363.41)	800.38	844.39	(407.42)
			(416,901.81)	Total Accrued Expenses		(422,145.14)	11

2820	0000	DEFERRED INCOME—	(111,367.00)	1,391.00	12,500.00	(122,476.00)	14
			(698,045.31)	Total Current Liabilities		(738,809.36)

2720	0000	LEASE PAY-NON C—	(15,254.39)	917.24	0.00	(14,337.15)	12
2810	0000	DEF INC TAX NON—	(161,597.00)	0.00	0.00	(161,597.00)	14
			(176,851.39)	Total Long-Term Liabilities		(175,934.15)

			(874,896.70)	Total Liabilities		(914,743.51)

3000	0000	STOCK—	(5,832.77)	0.00	0.00	(5,832.77)
3035	0000	B PREFERRED PAR-CORPORATE-DEFAULT	(770.00)	0.00	0.00	(770.00)
3040	0000	TREASURY STOCK—	758,564.00	0.00	0.00	758,564.00
3050	0000	DUE S/H DEFICIT—	269,894.40	0.00	0.00	269,894.40
3100	0000	APIC—	(19,670,548.90)	0.00	0.00	(19,670,548.90)
3115	0000	APIC - SERIES B-CORPORATE-DEFAULT	(3,464,244.00)	0.00	0.00	(3,464,244.00)
3120	0000	APIC WARRANTS-CORPORATE-Dflt	(983,734.00)	0.00	0.00	(983,734.00)
3130	0000	APIC - BCF-CORPORATE-Dflt	(810,000.00)	0.00	0.00	(810,000.00)
3210	0000	RE CUMULATIVE—	21,403,459.54	248,256.33	0.00	21,651,715.87
			(2,503,211.73)	Total Shareholder Equity		(2,254,955.40)	15

			(3,378,108.43)	Total Liabilities & SHE		(3,169,698.91)

2